Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Preliminary Prospectus, dated April 20, 2026, included in the Registration Statement (Form N-2, File No. 333-294164) of Pershing Square USA, Ltd. (the “Registration Statement”).

We also consent to the use of our report dated October 28, 2025, with respect to the financial statements of Pershing Square USA, Ltd. as of September 30, 2025 and for the period from January 1, 2025 to September 30, 2025, the year ended December 31, 2024, and the period from November 28, 2023 (inception) to December 31, 2023, included in the Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY
April 23, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 9, 2026, with respect to the consolidated financial statements of Pershing Square Holdco, L.P., included in Amendment No. 3 to the Registration Statement (Form S-1, File No. 333-294165) and related Prospectus of Pershing Square Holdco, L.P., in this Pre-Effective Amendment No. 3 to the Registration Statement (Form N-2, File No. 333-294164) of Pershing Square USA, Ltd.

/s/ Ernst & Young LLP

New York, NY

April 23, 2026